Execution Version

COMMON UNIT PURCHASE AGREEMENT
by and among
WESTERN GAS PARTNERS, LP
and
WESTERN GAS EQUITY PARTNERS, LP
Dated February 24, 2016

COMMON UNIT PURCHASE AGREEMENT
THIS COMMON UNIT PURCHASE AGREEMENT, dated February 24, 2016 (this “Agreement”), is made and entered into between Western Gas Partners, LP, a Delaware limited partnership (“WES”), and Western Gas Equity Partners, LP, a Delaware limited partnership (“WGP”), acting for purposes of this Agreement solely in its capacity as the purchaser of the Purchased Common Units (as defined below).
WHEREAS, WGP desires to purchase from WES, and WES desires to sell to WGP, Common Units (as defined in the First Amended and Restated Agreement of Limited Partnership of WES dated as of May 14, 2008, as amended through the date hereof, the “WES Partnership Agreement”) as set forth herein;
NOW, THEREFORE, in consideration of the agreements contained herein, the parties agree as follows:
1.Purchase and Sale.
(a)    Subject to the terms of this Agreement, WGP agrees to purchase from WES, and WES agrees to sell to WGP, 835,841 Common Units for an aggregate purchase price of $25,000,000 (the “Purchase Price”).
(b)    The sale of the Common Units (the “Purchased Common Units”) contemplated hereby shall not be registered with the Commission under the Securities Act, and the certificates representing such Purchased Common Units (if issued in physical form) shall be issued bearing a restrictive legend thereon, in substantially the form set forth in the WES Partnership Agreement. In addition, if any certificates representing the Purchased Common Units are issued, they will bear the following restrictive legend:
NEITHER THE OFFER NOR SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR WESTERN GAS PARTNERS, LP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
If the referenced Purchased Common Units are issued in book-entry form, the transfer agent for WES’s Common Units shall be instructed to identify such Common Units as restricted on its system and keep on file a restrictive legend for such Common Units in substantially the form set forth above.

2.    Closing and Delivery of Purchased Common Units.
(a)    The closing of the transaction constituting the purchase and sale of the Purchased Common Units (the “Common Unit Purchase Closing”) shall take place at such location and on such date as the closing of the transactions contemplated by the Contribution Agreement dated February 24, 2016, by and among APC Midstream Holdings, LLC, WGR Asset Holding Company LLC, WES, Western Gas Operating, LLC, WGR Operating, LP and, for certain limited purposes, Anadarko Petroleum Corporation (the “Contribution Agreement”).
(b)    The Purchased Common Units to be delivered to WGP pursuant to this Agreement shall be delivered by or on behalf of WES to WGP at the Common Unit Purchase Closing in book-entry form for the account of WGP maintained for it with WES’s transfer agent against payment of the Purchase Price, said payment to be made by wire transfer in immediately available funds to such bank account designated by WES.
3.    Representations and Warranties.
(a)    The representations and warranties made by WES in Sections 3.01, 3.03, 3.04, 3.05, 3.06, 3.07, 3.10, 3.11, 3.15, 3.16, 3.17, 3.19, 3.20, 3.21, 3.22, 3.23, 3.24, 3.26, 3.27, 3.28, 3.29, 3.30, 3.31, 3.32, 3.33, 3.34, 3.35 and 3.36 of that certain Series A Preferred Unit Purchase Agreement (the “Preferred UPA”), dated February 24, 2016, among WES and the Purchasers party thereto, are incorporated herein by reference for the benefit of WGP, except that for purposes of this Agreement, WES makes no representations or warranties concerning or with respect to WGP or the General Partner. All capitalized terms used in such incorporated representations and warranties and defined in the Preferred UPA shall have the meanings ascribed to them in the Preferred UPA, except that when used in such incorporated representations and warranties (i) the term “Partnership Entities” does not include the General Partner, and (ii) clause (b) of the definition of Material Adverse Effect shall read “(b) the ability of the Partnership to perform its obligations under this Common Unit Purchase Agreement;”. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Preferred UPA, except as modified in clause (ii) above. In addition, WES represents and warrants to WGP as set forth in sections 3(b) through (j) below.
(b)    Capitalization and Valid Issuance of Units.
(i)    As of the date hereof, and immediately prior to the issuance and sale of the Purchased Common Units (in connection with which WES will also issue Common Units as described in the Contribution Agreement and will issue Series A Preferred Units as described in the Preferred UPA), the issued and outstanding limited partner interests of the Partnership consist of 128,576,965 Common Units, 11,735,446 Class C Units and the Incentive Distribution Rights. All outstanding Common Units, Class C Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the WES Partnership Agreement and are fully paid (to the extent required under the WES Partnership Agreement) and nonassessable

(except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(ii)    The Purchased Common Units and the limited partner interests represented thereby will be duly authorized by WES pursuant to the WES Partnership Agreement prior to the Common Unit Purchase Closing and, when issued and delivered to WGP against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the WES Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the WES Partnership Agreement, this Agreement or applicable state and federal securities laws, (ii) such Liens as are created by WGP and (iii) such Liens as arise under the WES Partnership Agreement or the Delaware LP Act.
(iii)    Except for any such preemptive rights that have been waived, there are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Common Units; and, except (i) for the Purchased Common Units to be issued pursuant to this Agreement, Common Units to be issued pursuant to the Contribution Agreement or the Series A Preferred Units to be issued pursuant to the Preferred UPA, (ii) for awards issued pursuant to WES’s long-term incentive plans, (iii) as set forth in the Second A&R LPA, or (iv) disclosed in the WES SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in WES are outstanding.
(c)    No Registration Required. Based in part on the representations and warranties of WGP set forth in Section 4, the issuance and sale of the Purchased Common Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and none of the Western Gas Entities has taken or will take any action hereafter that would cause the loss of such exemption.
(d)    No Preemptive Rights. Except as described in the WES SEC Documents, there are no preemptive rights or other similar rights to subscribe for or to purchase any equity securities of WES.
(e)    No Conflicts. The issuance and sale by WES of the Purchased Common Units, the execution, delivery and performance by WES of its obligations pursuant to this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach or violation of, constitute a default under (or constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a Lien on any property or assets of any Western Gas Entity pursuant to (a) the formation, governing or other Organizational Documents of any of the Western Gas Entities, (b) any Contract to which any of the Western Gas Entities is a party or by which any of the Western Gas Entities or any of their respective properties may be bound or affected, (c) any federal, state, local or foreign law, regulation or rule, (d) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the New York Stock Exchange (the “NYSE”), or (e) any decree, judgment or order applicable to any of the Western Gas Entities or any of their respective properties, except in the cases of clauses (b) through (e) for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, constitute a Material Adverse Effect.
(f)    Authority; Enforceability. WES has all requisite power and authority under the WES Partnership Agreement and the Delaware LP Act to issue, sell and deliver the Purchased Common Units, in accordance with and upon the terms and conditions set forth in this Agreement and the WES Partnership Agreement. All limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their partners or members for the authorization, issuance, sale and delivery of the Purchased Common Units shall have been validly taken. No approval from the holders of outstanding Common Units is required under the WES Partnership Agreement or the rules of the NYSE in connection with WES’s issuance and sale of the Purchased Common Units to WGP. This Agreement has been duly and validly authorized and has been validly executed and delivered by WES. This Agreement constitutes the legal, valid and binding obligation of WES, enforceable in accordance with its terms, provided that, with respect to such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).
(g)    Certain Fees. No fees or commissions are or will be payable by WES to brokers, finders or investment bankers (other than Evercore Group LLC) with respect to the sale of any of the Purchased Common Units or the consummation of the transactions contemplated by this Agreement or by the Transaction Documents.
(h)    Approvals. No Consent is required in connection with the issuance and sale of the Purchased Common Units by WES, the execution or the delivery and performance by WES of its obligations pursuant to the Transaction Documents and the consummation by WES of the transaction contemplated hereby, other than Consents (a) required under the state securities or “Blue Sky” Laws, (b) that have been, or prior to the Closing Date will be, obtained and (c) Consents, the absence or omission of which would not, individually or in the aggregate, constitute a Material Adverse Effect.
(i)    Use of Proceeds. WES shall use the proceeds of the offering of the Purchased Common Units to fund a portion of the purchase contemplated by the Contribution Agreement or for general partnership purposes.
(j)    Listing and Maintenance Requirements. The outstanding Common Units are listed on the NYSE, and WES has not received any notice of delisting; and the Purchased Common

Units will be listed on the NYSE, subject to official notice of issuance. The issuance and sale of the Purchased Common Units hereunder does not contravene NYSE rules and regulations.
4.    Representations and Warranties of WGP. WGP represents and warrants to WES as follows:
(a)    Existence. WGP is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.
(b)    Authorization, Enforceability. WGP has all necessary legal power and authority to enter into, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by WGP and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of WGP is required. This Agreement has been duly executed and delivered by WGP, and constitutes the legal, valid and binding obligation of WGP; provided, that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).
(c)    No Conflicts. The execution, delivery and performance by WGP of its obligations pursuant to this Agreement and the consummation by WGP of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which WGP or the General Partner is a party or by which WGP or the General Partner is bound or to which any of the property or assets of WGP or the General Partner is subject, (ii) conflict with or result in any violation of the provisions of the organizational documents of WGP or the General Partner, or (iii) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over either WGP or the General Partner or its property or assets, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.
(d)    Certain Fees. No fees or commissions are or will be payable by WGP to brokers, finders or investment bankers (other than Robert W. Baird & Co. Incorporated) with respect to the purchase of any of the Purchased Common Units or the consummation of the transactions contemplated by this Agreement.
(e)    Unregistered Securities.
(i)    Accredited Investor Status; Sophisticated Purchaser. WGP is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Purchased Common Units. WGP has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Common Units.

(ii)    Information. WGP and its Representatives have been furnished with all materials relating to the business, finances and operations of WES that have been requested and materials relating to the offer and sale of the Purchased Common Units that have been requested by WGP. WGP and its Representatives have been afforded the opportunity to ask questions of WES and the General Partner. Neither such inquiries nor any other due diligence investigations conducted at any time by WGP and its Representatives shall modify, amend or affect WGP’s’ right (A) to rely on WES’s representations and warranties contained in Section 3 above or (B) to any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. WGP understands that its purchase of the Purchased Common Units involves a high degree of risk. WGP has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Common Units.
(iii)    Cooperation. WGP shall cooperate reasonably with WES and the General Partner to provide any information necessary for any applicable securities filings.
(iv)    Legends. WGP understands that, until such time as the Purchased Common Units have been registered and sold pursuant to the provisions of an effective registration statement under the Securities Act, or the Purchased Common Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Common Units will bear restrictive legends as provided in the WES Partnership Agreement and this Agreement.
(v)    Purchase Representation. WGP is purchasing the Purchased Common Units for its own account and not with a view to distribution in violation of any securities laws. WGP has been advised and understands that the Purchased Common Units have not been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). WGP has been advised and understands that WES, in issuing the Purchased Common Units, is relying upon, among other things, the representations and warranties of WGP contained in this Section 4 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.
(vi)    Rule 144. WGP understands that the Purchased Common Units must be held indefinitely unless and until the sale thereof is registered under the Securities Act or an exemption from registration is available. WGP has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act.
(vii)    Reliance by WES. WGP understands that the Purchased Common Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that WES is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of WGP set forth herein in order to determine the applicability of such exemptions and the suitability of WGP to acquire the Purchased Common Units.
(f)    Sufficient Funds. WGP will have available to it at the Closing sufficient funds to enable WGP to pay in full at the Closing the entire amount of the Purchase Price in immediately available funds.
5.    Conduct of Business Pending the Closing. During the period commencing on the date of this Agreement and ending on the Closing Date, each of the Western Gas Entities will use commercially reasonable efforts to conduct its business in the ordinary course of business, preserve intact its existence and business organization, Permits, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with the Western Gas Entities (or any of them), to the extent WES believes in its sole discretion that such relationships are and continue to be beneficial to the Western Gas Entities and their businesses.
6.    Conditions to Closing.
(a)    Conditions to Each Party’s Obligation to Close. The obligations of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
(i)    No Restraint. No temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.
(ii)    Legality of Transactions. No action shall have been taken nor any Law enacted by any Governmental Authority that makes the consummation of the transactions contemplated by this Agreement illegal.
(iii)    Listing. The Purchased Common Units shall have been authorized for listing, subject to official notice of issuance, on the NYSE.
(iv)    Contribution Agreement Closing. Contemporaneously herewith, the closing under the Contribution Agreement shall occur.

(b)    Conditions to WES’s Obligation to Close. The obligation of WES to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by WES in its sole discretion), at or prior to the Closing, of each of the following conditions:
(i)    Representations and Warranties. The representations and warranties set forth in Section 4 shall be true and correct in all material respects (other than representations and warranties that are already qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date, and WES shall have received a certificate to such effect signed on behalf of WGP by an officer of its general partner.
(ii)    Performance of Obligations. WGP shall have performed in all material respects (other than covenants and obligations that are already qualified as to materiality, which covenants and obligations shall have been performed in all respects) all covenants and obligations required to be performed by WGP under this Agreement prior to or on the Closing Date, and WES shall have received a certificate to such effect signed on behalf of WGP by an officer of its general partner.
(c)    Conditions to WGP’s Obligation to Close. The obligation of WGP to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by WGP in its sole discretion), at or prior to the Closing, of each of the following conditions:
(i)    Representations and Warranties. The representations and warranties of WES set forth in Section 3 shall be true and correct in all material respects (other than representations and warranties that are already qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date, and WGP shall have received a certificate to such effect signed on behalf of WES by an officer of its general partner.
(ii)    Performance of Obligations. WES shall have performed in all material respects (other than covenants and obligations that are already qualified as to materiality or Material Adverse Effect, which covenants and obligations shall have been performed in all respects) all covenants and obligations required to be performed by WGP under this Agreement prior to or on the Closing Date, and WGP shall have received a certificate to such effect signed on behalf of WES by an officer of its general partner.
7.    Termination.
(a)    Right to Terminate. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(i)    by mutual written consent of WES and WGP;
(ii)    by written notice from either WES or WGP if any Governmental Authority with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the Contribution Agreement and such order, decree, ruling or other action is or shall have become final and nonappealable; or
(iii)    by written notice from either WES or WGP if the closing contemplated in the Contribution Agreement has not occurred within 90 days of the date of this Agreement.
(b)    Certain Effects of Termination. In the event that this Agreement is terminated pursuant to Section 7(a):
(i)    except as set forth in Section 7(b)(ii), this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination; and
(ii)    regardless of any purported termination of this Agreement, the provisions of Section 9 herein shall remain operative and in full force and effect as between WES and WGP, unless WES and WGP execute a writing that expressly (with specific references to the applicable Sections or subsections of this Agreement) terminates such provisions.
8.    Further Assurances. Each of WES and WGP shall use its commercially reasonable efforts to obtain all approvals and Consents required or necessary to consummate the transactions contemplated by this Agreement. After the Closing, each party shall take such further actions and execute such further documents as may be necessary or reasonably requested by the other party in order to effectuate the intent of this Agreement and to provide such other party with the intended benefits of this Agreement.
9.    Miscellaneous.
(a)    Expenses. Regardless of whether the transactions contemplated in this Agreement occur, all costs and expenses incurred by the parties in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred such cost or expense.
(b)    Notices. Any notice or other communication to be given under this Agreement by any party to another shall be in writing and shall be (i) delivered personally, (ii) sent by courier service requiring acknowledgment of receipt, or (iii) sent by facsimile transmission. Notice given by personal delivery or courier shall be effective upon actual receipt. Notice given by facsimile transmission shall be confirmed by appropriate answer-back, and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. Notices or other communications shall be directed to the following addresses:
Notices to WGP:

Western Gas Equity Partners, LP
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Attention: Senior Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer
Facsimile No.: (832) 636-0547

In each case with copies (which shall not constitute notice) to:

Special Committee of the Board of Directors of
Western Gas Equity Holdings, LLC
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Attention: Chairman
Facsimile No.: (832) 636-0547

Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attention: Joshua Davidson
Facsimile No.: (713) 229-2727

Notices to WES:

Western Gas Partners, LP
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Attention: General Partner
Facsimile No.: (832) 636-6001

In each case with copies (which shall not constitute notice) to:

Special Committee of the Board of Directors of Western Gas Holdings, LLC
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Attention: Chairman

Facsimile No.: (832) 636-6001

Bracewell LLP
711 Louisiana, Suite 2300
Houston, Texas 77002
Attention: Gary W. Orloff
Facsimile No.: (713) 221-2166

Any party may at any time change its address for service from time to time by giving notice in accordance with this Section 9(b).
(c)    Severability. If any term or other provision of this Agreement or in any other document delivered pursuant hereto shall, for any reason, be held to be invalid, illegal, or incapable of being enforced under applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intention of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.
(d)    Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) between the parties hereto that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws Any action between the parties hereto against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto irrevocably submit to the jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereto irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each party hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(e)    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
(f)    Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void.

(g)    No Amendment or Waiver. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement or a breach hereof shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
(h)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.
(i)    Integration. This Agreement supersedes any previous understandings or agreements among the parties, whether oral or written, with respect to the issuance and sale of the Purchased Common Units. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto and executed by the parties hereto.
(j)    Determinations by WES. Whenever an approval or a material determination or decision by WES is called for in this Agreement, such approval, determination or decision must be authorized by the Special Committee of the Board of Directors of Western Gas Holdings, LLC.
(k)    Determinations by WGP. Whenever an approval or a material determination or decision by WGP is called for by this Agreement, such approval, determination or decision must be authorized by the Special Committee of the Board of Directors of Western Gas Equity Holdings, LLC.
(l)    Public Statements. The parties hereto shall consult with each other and no party shall issue any public announcement or statement with respect to the transactions contemplated hereby without the consent of the other party, unless such announcement or statement is required by applicable Law or stock exchange requirements.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WESTERN GAS PARTNERS, LP

By:	Western Gas Holdings, LLC, its general partner

By:	/s/ Donald R. Sinclair
Name:	Donald R. Sinclair
Title:	President and Chief Executive Officer

WESTERN GAS EQUITY PARTNERS, LP

By:	Western Gas Equity Holdings, LLC, its general partner

By:	/s/ Donald R. Sinclair
Name:	Donald R. Sinclair
Title:	President and Chief Executive Officer